As filed with the Securities and Exchange Commission on August 26, 1999

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Kentucky                                          61-0985936
(State of Incorporation)                    (I.R.S. Employer Identification No.)

Ninth and Lowell Streets, Newport, Kentucky 41072
(Address of Principal Executive Offices)  (Zip Code)

                                 NS GROUP, INC.
              1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                              (Full title of plan)

           John R. Parker Vice President and Treasurer, NS Group, Inc.
                Ninth and Lowell Streets, Newport, Kentucky 41072
                     (Name and address of agent for service)

                                 (606) 292-6809
          (Telephone number, including area code, of agent for service)

                                 Copies of all correspondence to:
                                 William F. Seabaugh
                                 Bryan Cave LLP
                                 One Metropolitan Square
                                 211 N. Broadway, Suite 3600
                                 St. Louis, Missouri 63102-2750
                                 (314) 259-2000


                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
                                                  Proposed Maximum        Proposed Maximum
                                                 Offering Price Per      Aggregate Offering
Title of Securities to       Amount to be               Share                  Price                 Amount of
     be Registered            Registered                                                         Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, No Par       1,000,000 (2)(3)          $12.375(4)            $12,375,000(4)            $3,440.25
Value, including                Shares
Preferred Stock
Purchase Rights (1)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------



(1) Each share of Common Stock issued also currently represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights cannot currently trade separately from the underlying Common Stock, and therefor do not carry a separate price or necessitate an additional registration fee.

(2) Plus such additional shares of Common Stock and Rights as may be issued pursuant to anti-dilution provisions.

(3) 750,000 shares have been previously registered relating to the 1995 Stock Option and Stock Appreciation Rights Plan, as amended, under a Registration Statement on Form S-8 (Reg. No. 333-03657)

(4) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange as of August 20, 1999.

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant  to  General  Instruction  E of Form  S-8,  this  Registration
Statement is filed solely to register an additional 1,000,000 shares of NS Group, Inc. common stock, no par value, reserved for issuance under NS Group, Inc.'s 1995 Stock Option and Stock Appreciation Rights Plan. Pursuant to Instruction E, the contents of NS Group, Inc.'s Registration Statement on Form S-8, File No. 333-03657, including without limitation periodic reports that NS Group, Inc. filed, or will file, after such Form S-8 to maintain current information about NS Group, Inc., are hereby incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by NS Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in the registration statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1998;

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 26, 1998, March 27, 1999 and June 26, 1999;

         (c) The Company's Current Reports on Form 8-K dated June 21, 1999 and July 15, 1999;

         (d) The description of the capital stock of the Company which is contained in the Company's registration statement on Form 8-A, dated November 17, 1988 (file no. 001-09838), and which incorporates by reference the description contained in the Company's prospectus dated March 4, 1988 (file no. 33-17952); and

         (e) The description of the Preferred Stock Purchase rights which is contained in the Company's registration statement on Form 8-A dated November 5, 1998 (file no.
                  001-09838).

         All documents subsequently filed by the Company pursuant to Section 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended (the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits

         See Index to Exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky on the 25th day of August, 1999.

                                 NS Group, Inc.


                                 By:      /s/ John R. Parker
                                    --------------------------------------------
                                    John R. Parker
                                    Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Clifford R. Borland, Ronald R. Noel and John R. Parker, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the date indicated.

     Signatures                         Titles                        Date

/s/ Clifford R. Borland         Chairman, Chief Executive        August 25, 1999
--------------------------      Officer and Director
Clifford R. Borland

/s/ Rene J. Robichaud           President, Chief Operating       August 25, 1999
--------------------------      Officer and Director
Rene J. Robichaud

/s/ John R. Parker              Vice President and Treasurer     August 25, 1999
--------------------------      and Principal Financial
John R. Parker                  Officer

/s/ Ronald R. Noel              Vice President, Director         August 25, 1999
--------------------------
Ronald R. Noel

/s/ Thomas J. Depenbrock        Vice President, Corporate        August 25, 1999
--------------------------      Controller, and Principal
Thomas J. Depenbrock            Accounting Officer

/s/ John B. Lally               Director                         August 25, 1999
--------------------------
John B. Lally

/s/ Patrick J. B. Donnelly      Director                         August 25, 1999
--------------------------
Patrick J. B. Donnelly

/s/ R. Glen Mayfield            Director                         August 25, 1999
---------------------------
R. Glen Mayfield

/s/ Paul C. Borland, Jr.        Director                         August 25, 1999
---------------------------
Paul C. Borland, Jr.

                                INDEX TO EXHIBITS

Number                  Description
 5.1          Opinion of Counsel
23.1          Consent of Independent Public Accountants
23.2          Consent of Counsel (included in Exhibit 5.1)
24            Power of Attorney (contained on Signature Page)